                                EXHIBIT 3.1(b)
                                --------------

                           CERTIFICATE OF AMENDMENT

                                      OF

                           ARTICLES OF INCORPORATION

The Movie Greats Network, Inc., a corporation organized under the laws of the State of Nevada, by its president and secretary does hereby certify:

     1. That the board of directors of said corporation at a meeting duly convened and held on the 29th day of July, 1992, passed a resolution declaring that the following change and amendment in the articles of incorporation is advisable.

     RESOLVED that Article I of the Articles of Incorporation of this corporation be amended to read as follow: "The name of this corporation is The Program Entertainment Group, Inc."

     That the number of shares of the corporation outstanding and entitled to vote on an amendment to the articles of incorporation is 17,334,984; that the said change and amendment has been consented to and authorized by the written consent of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     IN WITNESS WHEREOF, the said The Movie Greats Network, Inc. has caused this certificate to be signed by its president and its secretary and its corporate seal to be hereto affixed this 30th day of July, 1992.

                                              THE MOVIE GREATS NETWORK, INC.

                                              By: ______________________________
                                                  William D. Morrison, President

                                              By: ______________________________
                                                  Jay J. Shapiro, Secretary

     STATE OF CALIFORNIA        )
                                ) ss:
     COUNTY OF LOS ANGELES      )

     On July ____, 1992 personally appeared before me, a Notary Public, William
D. Morrison and Jay J. Shapiro, who acknowledge that they executed the above instrument.

                                              ____________________________

                                              (Notary Public)



                                      31